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                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (Agreement) is entered into effective as of October 1, 1996, by and among HEALTHCARE REALTY TRUST INCORPORATED, a
Maryland corporation (HRT), HRT OF ROANOKE, INC., a Virginia corporation (Acquisition Sub), and LEWIS-GALE BUILDING CORPORATION, a Virginia corporation (the Company).

                                   RECITALS

     A. The Boards of Directors of HRT, Acquisition Sub and the Company have approved the merger of the Company into Acquisition Sub, in accordance with the Virginia Stock Corporation Act and applicable provisions of the statutes of the Commonwealth of Virginia which permit the Merger, and the transactions contemplated by this Agreement.

     B. For federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     In order to consummate the Merger, HRT, Acquisition Sub and the Company, in consideration of the mutual covenants and on the basis of the representations and warranties set forth below, agree as follows:

                                 DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings indicated below:

     ARTICLES OF MERGER shall mean the Articles of Merger set forth as Exhibit A hereto to be filed with the Virginia State Corporation Commission in accordance with the Virginia Stock Corporation Act.

     BUSINESS AGREEMENT(S) shall mean any management agreement, service contract,insurance contract, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument affecting all or a portion of the Property.

     CLINIC SPACE shall mean the Phase I, Phase II, and Phase III Main Clinic Building at the intersection of Braeburn Drive and Route 419, Roanoke, Virginia and any other space occupied or leased, or to be occupied or leased, on the Property by Lewis-Gale Clinic, LLC, a Virginia limited liability company, from Acquisition Sub.

     CLOSING shall have the meaning set forth in Section  1.2.

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     CLOSING DATE shall have the meaning set forth in Section 1.2.

     CLOSING PRICE shall mean the average closing sale price of a share of HRT Common Stock on the New York Stock Exchange for the seven trading days immediately preceding the Closing Date.

     Code shall mean the Internal Revenue Code of 1986,  as amended.

     COMPANY  CERTIFICATES  shall mean a  certificate  or certificates   that
immediately   prior  to  the  Effective  Time  represented outstanding shares of
Company Stock.

     COMPANY DISSENTING SHARES shall mean shares of Company Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the Virginia Stock Corporation Act and which are not voted in favor of the Merger and otherwise comply with the dissenters' rights provisions of the Virginia Stock Corporation Act.

     COMPANY DISCLOSURE SCHEDULE shall mean that certain disclosure document referred to in Section 2.1 hereof.

     COMPANY FINANCIAL STATEMENTS shall have the meaning set forth in Section
2.9.

     COMPANY STOCK shall mean each share of Common Stock, par value $15 per share, of the Company.

     CONTROL AND SUPPORT AGREEMENT shall mean that certain Control and Support Agreement to be entered into between Acquisition Sub and Lewis-Gale Clinic, LLC, with respect to the Lease Agreements pertaining to Non-Clinic Space.

     CONVERSION RATIO shall mean a fraction, the numerator of which is equal to
(i) the Value of the Company divided by (ii) the Closing Price; and the denominator is equal to the number of shares of the Company Stock issued and outstanding as of the Closing Date. Credit Enhancements shall mean all security deposits, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests, if any, held by the Company with respect to the Property, the Tenant Leases or the Tenants.

     CUSTODY AGREEMENT shall mean the Custody Agreement set forth as Exhibit D hereto and described in Section 1.5.

     CUSTODY SHARES shall mean the HRT Merger Shares to be deposited in custody pursuant to the Custody Agreement.

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     DISPOSITION shall have the meaning set forth in the Custody Agreement.

     DUE DILIGENCE MATERIALS shall mean the information to be provided by the Company to HRT pursuant to the provisions of Section 3.1 hereof.

     EFFECTIVE  TIME  shall  have the  meaning  set  forth in  Section  1.2.

     ENGINEERING DOCUMENTS shall mean all site plans, surveys, soil and substrata studies,architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Land, the Improvements or the Personal Property.

     ENVIRONMENTAL CLAIM shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (a) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of the Hazardous Materials Laws.

     EXCEPTION DOCUMENTS shall mean true, correct and legible copies of each document listed as an exception to title on the Title Commitment.

     EXCHANGE AGENT shall mean Boston EquiServe, L.P.

     FIXTURES shall mean all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in vacuum, cable transmission, oxygen and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of the Company's Personal Property.

     GUARANTY AGREEMENT shall mean a Guaranty Agreement, between Acquisition Sub and PhyCor, Inc., a Tennessee corporation, pursuant to which PhyCor, Inc. will guarantee the obligations of Lewis-Gale Clinic, LLC under the Lease Administration Agreement.

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

     HAZARDOUS  MATERIALS shall mean any toxic or hazardous  waste, pollutants or substances, including, without limitations, asbestos, polychlorinated biphenyls, petroleum products and byproducts, substances defined or listed as hazardous substance, toxic substance, toxic pollutant, medical waste, or similarly identified substance or mixture, in or pursuant to the Hazardous Materials Laws.

     HAZARDOUS  MATERIALS  LAWS  shall  mean  the  federal,   state
(including specifically, but not by way of limitation, the Commonwealth of Virginia), and local environmental, health or safety laws, regulations, ordinances, rules and policies and the common law relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified, including, without limitation, the statutes listed below:

     Federal Resources Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901, et seq.

     Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq.

     Federal Clean Air Act, 42 U.S.C. ss. 7401, et seq.

     Federal Water Pollution Control Act, Federal Clean
Water Act of 1977, 33 U.S.C. ss. 1251, et seq.

     Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C.ss. 136, et seq.

     Federal Hazardous Materials Transportation Act, 48 U.S.C. ss. 1801, et seq.

     Federal Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

     Federal Safe Drinking Water Act, 42 U.S.C.  ss. 300f, et seq.

     HRT COMMON STOCK shall mean the
shares of common stock, $.01 par value per share, of HRT. HRT Disclosure Schedule shall mean that certain disclosure document referred to in Section 4.1 hereof.

     HRT MERGER SHARES shall mean the shares of HRT Common Stock to be delivered to the stockholders of the Company pursuant to this Agreement, including the Custody Shares.

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

     HRT SEC DOCUMENTS shall mean each report, schedule, registration statement and definitive proxy statement filed by HRT with the SEC since January 1, 1996, as such documents have, since the time of their filing, been amended.

     IMPROVEMENTS   shall   mean   all   buildings,   improvements,
structures and Fixtures now or on the Closing Date (as defined below) located on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called infrastructure improvements.

     INTANGIBLE   PROPERTY   shall  mean  all   Permits  and  other
intangible property or any interest therein now or on the Closing Date owned or held by the Company in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or hereafter conducted by the Company or any Tenant thereon or with the use thereof, including all leases, contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof.

     INTELLECTUAL PROPERTY ASSETS shall mean the following to the extent they are owned, used, or licensed (as licensee or licensor) by the
Company:

          (i)  The  Company's  name,  all  fictional  business
          names, registered and unregistered trade names, registered and
          unregistered   trademarks,   service   marks,   d/b/a   names,
          applications, and notices of allowance;

          (ii)    All patents and patent applications;

          (iii) All copyrights, and copyright registrations and applications, in both published works and unpublished works that are material to the Company's business;

          (iv)    All rights in mask works; and

          (v)  All  know-how,   trade  secrets,   confidential
          information,    software,   technical   information,   process
          technology, inventions, processes, formulae, plans, drawings, and blue prints.

     INTERIM BALANCE SHEEt shall have the meaning set forth in Section 2.9.

     KNOWLEDGE shall mean the actual knowledge of a party including
(i) receipt of written notice by such party or (ii) knowledged learned after inquiry of the directors, officers and employees of such party, but not of the stockholders of such party in their respective capacity as stockholders.

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

     LAND shall mean the real property more particularly described on Exhibit C, attached hereto and made a part hereof, together with all covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property

     LEASE AGREEMENTS shall mean those certain lease agreements with respect to the Clinic Space to be entered into between Acquisition Sub, as lessor, and Lewis-Gale Clinic, LLC, as lessee, which lease agreements shall contain terms of at least 15 years, CPI adjustments, and expense stops, and rents as set forth on Exhibit F attached hereto, and such other usual and customary terms found in commercial leases of this nature.

     LEASE ADMINISTRATION AGREEMENT shall mean that certain Lease Administration Agreement to be entered into between Acquisition Sub and Lewis-Gale Clinic, LLC with respect to the Lease Agreements pertaining to the Clinic Space.

     LEGAL  REQUIREMENT shall have the meaning set forth in Section 2.5.

     MERGER shall mean the merger of the Company with and into Acquisition Sub in accordance with the Virginia Stock Corporation Act as provided in this Agreement and the Articles of Merger.

     MERGER CONSIDERATION shall mean the HRT Merger Shares together with any cash payments in lieu of fractional shares as provided in Section 1.6(d) hereof.

     NON-CLINIC SPACE shall mean any portion of the Property other than Clinic Space.

     PERMITS shall mean all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy or need, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property (but excluding the Company's operating permits, licenses and certificates of need). As used herein, quasi-governmental shall include the providers of all utilities services to the Property.

     PERMITTED EXCEPTIONS shall mean the title exceptions or defects which have been approved in writing by HRT.

     PERSONAL PROPERTY shall mean all Intangible Property, Warranties, and Engineering Documents, all machinery, furnishings, equipment, tools, machinery, fixtures, computers, appliances and all other tangible personal property, other than the Fixtures, now or on the Closing Date located on or about the Land or Improvements or used in connection with the Company's business or the Property, which is owned by the Company (specifically excluding computer equipment, food, linens, clothing, medical records, vehicles and other personal property owned by Tenants and personal property owned by patients and employees of Tenants).


     PROPERTY shall mean, collectively, the Land and all rights, titles, and appurtenant interests, the Credit Enhancements, the Business Agreements, the Improvements, the Fixtures, the Personal Property, the Intangible Property, the Engineering Documents, and the Tenant Leases. As used in the foregoing, appurtenant interests shall mean those interests which pass by operation of law with the conveyance of the fee simple estate in the Land and Improvements.

     REAL PROPERTY shall mean the Land, the Improvements and the Fixtures.

     REVIEW PERIOD shall mean a period commencing on the date of this Agreement and ending 30 days from the date of HRT's receipt of the last of the following documents: Due Diligence Materials, Title Commitment, Exception Documents, Search Reports and Survey.

     S-4 REGISTRATION STATEMENT shall have the meaning set forth in
Section 10.1.

     SEARCH REPORTS shall mean reports of searches made of the Uniform Commercial Code Records of the jurisdiction in which the Property is located, and of the State Corporation Commission of Virginia, which searches shall reflect that none of the Property is encumbered by liens other than liens disclosed to HRT herein. The Search Reports shall be updated, at the Company's expense, at or within one week prior to the Closing Date.

     SEC shall mean the United States Securities and Exchange Commission.

     SECURITIES  ACT  shall  mean the  Securities Act of 1933, as amended.

     SURVEY shall mean a current as-built ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located acceptable to HRT, which shall: (a) include a legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acre, gross square feet and net square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all Improvements, building and setback lines, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) be certified to HRT, the Title Company, and any third-party lender designated by HRT; (d) legibly identify any and all recorded matters shown on said survey by appropriate volume and page recording references with dates of recording noted and the survey shall show the location of all

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adjoining streets;  and (e) be satisfactory to the Title Company so as to permit it to amend the standard exception for area and boundaries in the Title Policy.

     TAXES shall mean all taxes, assessments and charges imposed by any federal, state, local or foreign taxing authority, including interest, penalties and additions thereto.

     TENANT  shall mean the lessees or tenants under the Tenant Leases, if any.

     TENANT LEASES shall mean all subleases, if any, under the Lease Agreements for the Clinic Space, and all other leases or rental agreements, if any (written or verbal, now or hereafter in effect) that grant a possessory interest in and to any space, including the Clinic Space and the Non-Clinic Space, in the Improvements or that otherwise have rights with regard to the use of the Land or Improvements, and all security deposits or Credit Enhancements, if any, held in connection therewith.

     TITLE COMMITMENt shall mean a current commitment issued by the Title Company to the HRT pursuant to the terms of which the Title Company shall commit to issue the Title Policy to HRT in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

     TITLE COMPANY shall mean a title insurance company, licensed in the Commonwealth of Virginia, acceptable to HRT.

     TITLE POLICY shall mean an ALTA Extended Coverage Owner's Policy of Title Insurance (1970 Form B - 1987 revision), together with such endorsements thereto as are reasonably and customarily required by institutional purchasers of real property similar to the Property, with liability in the amount of the Value of the Company, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in HRT, subject only to the Permitted Exceptions (as hereinafter defined) and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance, with the following modifications: (a) the exception for areas and boundaries shall be deleted; (b) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (c) any exception as to parties in possession shall be limited to rights of tenants in possession, as tenants only, pursuant to each Lease Agreement and the Tenant Leases; (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information); and (e) all other exceptions shall be modified or endorsed in a manner acceptable to HRT.

     TRANSACTION DOCUMENTS shall mean this Agreement and all other documents and agreements to be executed and delivered by a party hereunder.

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     VALUE OF THE COMPANY shall mean the value  determined  in  accordance  with
Exhibit B attached hereto; provided, however, that immediately preceding the Closing, Exhibit B shall be adjusted to reflect the Company's financial status as of the Effective Time.

     VIOLATION shall have the meaning set forth in Section 2.4.

     WARRANTIES shall mean all warranties, representations and guaranties with respect to the Property, whether express or implied, which Company now holds or under which Company is the beneficiary, including, without limitation, all of the representations, warranties and guaranties given and/or assigned to the Company under the Guaranty Agreement or the Tenant Leases.

                                    ARTICLE I

                                   THE MERGER

     1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) the Company shall be merged with and into Acquisition Sub and the separate existence of the Company shall thereupon cease, in accordance with the applicable provisions of the Virginia Stock Corporation Act of the Commonwealth of Virginia. Acquisition Sub will be the surviving corporation in the Merger and will continue to be governed by the laws of the Commonwealth of Virginia, and the separate corporate existence of Acquisition Sub and all of its rights and liabilities as a corporation organized under the laws of the Commonwealth of Virginia will continue unaffected by the Merger.

     1.2. THE CLOSING. The delivery by HRT, Acquisition Sub, and the Company of the various instruments and documents which this Agreement contemplates shall be so delivered immediately prior to the Effective Time of the Merger shall constitute the Closing. The Closing shall take place at the offices of HRT, 3310 West End Avenue, Nashville, Tennessee, at 10:00 a.m., local time, on the next business day (or as soon thereafter as practicable) after the meeting of the Company's stockholders referred to in Section 10.3, or at such other place and date as the parties fix by mutual consent (the Closing Date). Contemporaneously with the Closing, a fully executed copy of the Articles of Merger shall be filed with the Virginia State Corporation Commission. Subject to and in accordance with the laws of the Commonwealth of Virginia, the Merger will become effective at the date and time the Articles of Merger are filed with the Virginia State Corporation Commission or such later time or date as may be specified in the Articles of Merger (the Effective Time).

     1.3. THE SURVIVING CORPORATION. The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Acquisition Sub, as the surviving corporation of the Merger, on and after the Effective Time. The Bylaws of Acquisition Sub as

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in  effect  immediately  prior to the  Effective  Time  shall be the  Bylaws  of
Acquisition Sub, as the surviving corporation of the Merger, on and after the Effective Time. From and after the Effective Time, the Board of Directors of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Board of Directors of Acquisition Sub, as the surviving corporation of the Merger, on and after the Effective Time.



     1.4.  CONVERSION OF SHARES.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquisition Sub, each issued and outstanding share of common stock of Acquisition Sub shall continue unchanged and remain outstanding as a share of common stock of Acquisition Sub as the surviving corporation.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of Company Stock, other than Company Dissenting Shares, shall, subject to Section 1.6(d) below, be converted into, and become exchangeable for, the number of shares of HRT Common Stock determined by the Conversion Ratio.

     1.5. TAX CUSTODY. At the Closing, HRT shall issue and retain, in custody, the Custody Shares pursuant to a Custody Agreement in the form attached hereto as Exhibit D.

     1.6.  EXCHANGE OF STOCK CERTIFICATES.

     (a) On or prior to the Closing Date, HRT shall direct the Exchange Agent to issue the certificates representing the HRT Merger Shares required to effect the exchange referred to in Section 1.4. HRT shall also deposit with the Exchange Agent the cash required to make the cash payments in lieu of fractional shares referred to in Section 1.6(d) below. The HRT Merger Shares into which shares of Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     (b) From and after the Effective Time, each holder of a Company Certificate, other than Company Dissenting Shares, shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (together with representations reasonably required by HRT that the party surrendering such shares has good and marketable title to such shares free of all restrictions on transfers (other than those imposed by the Securities Act and applicable blue sky laws), liens, encumbrances and security interests, and claims whatsoever) a certificate or certificates representing the number of whole shares of HRT Common Stock into which such holder's shares of Company Stock were converted pursuant to Section 1.4 and cash in lieu of any fractional shares of such HRT Common Stock pursuant to Section 1.6(d). From and after the Effective Time, HRT shall be entitled to treat the Company Certificates which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of HRT Common Stock into which the shares of the Company Stock represented by such certificates shall have been converted pursuant to Section

1.4, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement, until holders or transferees of Company certificates have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such Company Certificates and no payment for fractional shares shall be made. Upon surrender of a Company Certificate, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of HRT Common Stock represented by the certificate issued upon such surrender. If any certificate for shares of HRT Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of HRT Common Stock in a name other than that of the registered holder of any such Company Certificate surrendered.

     (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Certificate (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificate shall pass, only upon actual delivery of the Company Certificate to the Exchange Agent), (ii) instructions for use in effecting the surrender of the Company Certificate in exchange for a certificate representing shares of HRT Common Stock, and (iii) the form of letter to make the required representations as to title of the Company Certificate. Upon surrender of the Company Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HRT Common Stock into which the shares of Company Stock represented by the Company Certificate so surrendered shall have been converted pursuant to the provisions of Section 1.4, and the Company Certificate so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Stock for any shares of HRT Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

     (d) Notwithstanding any other provision of this Agreement or the Articles of Merger, no certificates or scrip for fractional shares of HRT Common Stock shall be issued upon the surrender for exchange of any Company Certificate pursuant to this Article I in the Merger and no HRT Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Stock who would otherwise have been entitled to a fraction of a share of HRT Common Stock upon surrender of the Company Certificate for exchange pursuant to this Article I hereof, shall be entitled to receive from the Exchange Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Closing Price.

     1.7. DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement or the Articles of Merger, holders of Company Dissenting Shares shall not be entitled to shares of HRT Common Stock pursuant to Section 1.4, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Virginia Stock Corporation Act, and shall be entitled to receive only the payment provided for pursuant to the Virginia Stock Corporation Act. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the Virginia Stock Corporation Act, such holder's Company Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

     1.8. CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of the Company Stock shall thereafter be made. If, after the Effective Time, any Company Certificates are presented to HRT, they shall be cancelled and exchanged for Merger Consideration in accordance with the procedures set forth in this
Article I.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     2.1. GENERAL STATEMENT. The Company represents and warrants to HRT and Acquisition Sub that to the Knowledge of the Company the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete on and as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II), except as set forth in the Company Disclosure Schedule delivered by the Company to HRT. The survival of all such representations and warranties shall be in accordance with Section 9.1 hereof.

     2.2. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, with corporate power to own property and carry on its business as it is now being conducted. Copies of the Articles of Incorporation of the Company, certified as of a recent date by the State Corporation Commission of Virginia and delivered to HRT, are complete and accurate. The Company is not required to be qualified to transact business as a foreign corporation in any jurisdiction other than the Commonwealth of Virginia. The Company has no subsidiaries nor any interest in any other corporation, firm, or partnership.

     2.3. AUTHORIZATION OF THE TRANSACTION. The Company has all requisite corporate power and authority to enter into the Transaction Documents and, subject to approval of this Agreement by the stockholders of the Company, to consummate the transactions contemplated thereby. The Board of Directors of the

Company, by the unanimous vote of all directors present, has approved the Merger and the Transaction Documents and determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of the Merger and the Transaction Documents by the stockholders of the Company. No other corporate or legal proceedings on the part of the Company, other than the approval of the Company's stockholders, are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.


     2.4. VALID AND BINDING AGREEMENT.This Agreement has been and,on the Closing Date, the Transaction Documents will have been, duly and validly executed and delivered by the Company and, subject to such approval of the Transaction
Documents by the stockholders of the Company, this Agreement is and, on the Closing Date, each Transaction Document will be, a valid and binding obligation of the Company enforceable in accordance with its terms.

     2.5. NO CONFLICT. Neither the execution and delivery by the Company of the Transaction Documents nor the consummation of the transactions contemplated thereby nor compliance with any of the provisions of the Transaction Documents will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of the Company, (ii), except as described in Schedule 2.5, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or result in being declared void, voidable, without further binding effect, or subject to amendment or modification any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, or any material license, franchise, permit, lease, contract, agreement or other material instrument or commitment or obligation pertaining to the business conducted by the Company to which the Company or any of its properties may be bound or affected, (iii) violate any law, statute, order, writ, injunction, decree, judgment, ruling, rule, regulation, policy, treaty, directive, convention, interpretation, guideline, or judgment of any federal, state, local or foreign court or governmental authority (a Legal Requirement) applicable to the Company or any of its properties, or
(iv) except as described in Schedule 2.5, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

     2.6. REQUIRED CONSENTS. Except as described in Schedule 2.6, neither the Company nor any of its stockholders is a party to or bound by any mortgage, lien, deed of trust, or any material lease, agreement or instrument, or any statute, order, judgment or decree pertaining to the business conducted by the Company which would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to, any of the transactions referred to in or contemplated by the Transaction Documents.

     2.7. CAPITALIZATION. The Company has an authorized capitalization of 50,000 shares of common stock, all of one class of the par value of $15 per share, and as of the date of this Agreement, 18,510 shares are issued and outstanding, fully paid, and nonassessable. There are no outstanding subscriptions, options, contracts, commitments, preemptive rights, securities convertible into or exchangeable for shares of Common Stock, agreements, or demands of any character relating to the authorized but unissued stock of the Company under which the Company would be obligated to issue or purchase, reacquire or redeem shares of its capital stock.

     2.8. NO VIOLATION OR DEFAULT. (a) Neither the Company nor any of its officers, directors or employees (because of any such person's activities on behalf of the Company) is in violation of, or under investigation with respect to, or has been charged with or given notice of any violation of, any applicable Legal Requirement which could have a material adverse effect on the business conducted by the Company, nor is there any basis therefor. The Company has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements, and orders to which it or any of its officers, directors or employees (because of any such person's activities on behalf of the Company) is subject, the failure to file which could have a material adverse effect on the business conducted by the Company.

     (b) Except as described in chedule 2.8, the ompany has performed all material obligations required to be performed by it, and the Company is not in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) with respect to any obligation to be performed under any material agreement or arrangement to which the assets of the Company are subject, nor is there any claim of such default, which default or its consequences might materially adversely affect the business conducted by the Company or financial condition of the Company.

     2.9. FINANCIAL STATEMENTS. Set forth as Schedule 2.9 are true, correct and complete copies of the following: (i) the audited balance sheets of the Company, including the notes thereto, as of June 30, 1993 through 1995, respectively,
(ii) the audited statements of income, changes in stockholders' equity and cash flow of the Company, including in each case the notes thereto and the report of the Company's independent certified public accountants thereon, for the years ended June 30, 1993 through 1995, respectively, and (ii) the unaudited balance sheet of the Company as of June 30, 1996 (the Interim Balance Sheet), including the related statements of income and changes in stockholders' equity and cash flow of the Company for the 12 months ended June 30, 1996, including in each case the notes thereto. (All of the financial statements referred to above in this Section 2.9 are hereinafter collectively referred to as the Company Financial Statements.) The Company Financial Statements have been prepared from and are in accordance with the books and records of the Company, are true, complete and accurate, and fairly present the financial position, results of operations and changes in financial position as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse). The Company Financial Statements do not contain any statement which is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Schedule 2.9 contains a true and correct schedule which describes all of the prepaid items and deposits of the Company as of the date of the Interim Balance Sheet.


     2.10. BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to HRT, are complete and correct and have been maintained in accordance with the sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 (regardless of whether or not the Company is subject to that Section), including, but not limited to, the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors and committees of the board of directors of the Company and no meetings of any such stockholders, board of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of HRT. The Company has furnished HRT with any annual management letters from the Company's independent certified public accountants for each of the last three years to the extent such letters address the business conducted by the Company.

     2.11. CONTRACTS; NO DEFAULTS.(a) Schedule 2.11 lists, and the Company has delivered to HRT copies of, all material contracts to which the Company is a party or by which the Company is bound. Schedule 2.11 also sets forth reasonably complete details concerning such contracts, including, among other things, the parties to the contracts, the amount of the remaining commitment of the Company thereunder.

     (b) Except as described in Schedule 2.11, all of the contracts listed in pursuant to paragraph (a) hereof are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder. All parties with which the Company has material contractual arrangements in respect of the business conducted by the Company are, to the Knowledge of the Company, in substantial compliance therewith and are not in default (and no event has occurred which, with the passage of time or the giving of notice, or both would constitute a default) thereunder. To the best knowledge of the Company, the terms and conditions of all such contracts are reasonable and customary in the industries and trades in which the Company operates, and there are no extraordinary terms contained therein.

     (c) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed contracts with any person having the contractual or statutory right to demand or require such renegotiation. To the Knowledge of the Company, no such person has made written demand for such renegotiation.

      2.12. The Property.

     (a) The Company, at the Closing, has and following the Merger, Acquisition Sub will have, good, marketable and insurable title to all of its assets, including the Property, free and clear of any deeds of trust, mortgages, liens (other than the lien for ad valorem taxes for the current year, not yet due and payable), encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments and any other matters affecting title or use of all of its assets, including the Property, except Permitted Exceptions.

     (b) There are no adverse or other parties in possession of the Property or of any part thereof except the Company and Tenants, if any, under valid and effective Tenant Leases. No party has been granted any license, lease or other right relating to the use or possession of the Property, except Tenants under Tenant Leases.

     (c) Each Tenant Lease is in full force and effect and has not been amended, modified, supplemented or terminated in any way that has not been disclosed to HRT in writing. The Tenant Leases constitute all written and oral agreements of any kind for the leasing, rental or occupancy of any portion of the Property. No default or breach on the part of the landlord or Tenant, if any, exists under any of the Tenant Leases nor will any exist as of the Closing. All rents due under the leases have not been reduced, modified or forgiven in any way and have been timely paid. All Tenant improvements, repairs and other work and obligations, if any, then required to be performed by the landlord under each of the Tenant Leases will be fully performed and paid for in full on or prior to the Closing. The Company has not accepted the payment of rent or other sums due under any of the Tenant Leases for more than one month in advance.

     (d) As of the Closing, none of the Tenant Leases and none of the rents or other charges payable thereunder, if any, will have been assigned, pledged or encumbered.

     (e) As of the Closing, no brokerage or leasing commissions or other compensation will be due or payable to any person, firm, corporation or other entity with respect to, or on account of, any Tenant Lease or any extensions or renewals thereof.

     (f) No notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such notice will have been received which shall not have been cured. No notice has been received by the Company from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

     (g) No  pending  condemnation,   eminent  domain,  assessment  or  similar
proceeding or charge affecting the Property or any portion thereof exists and none will exist as of the Closing Date. The Company has not heretofore received any notice, and has no Knowledge, that any such proceeding or charge is contemplated. The Company has not received any notice of a proposed increase in the assessed valuation of the Property.

     (h) All Improvements (including all utilities) have been substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable. Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Improvements, and, as of the Closing Date, all of the same will be in full force and effect. The Improvements, as designed and constructed, comply with all statutes, restrictions, regulations and ordinances applicable thereto.

     (i) To the best knowledge of the Company, the existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Property are adequate to serve the utility needs of the Property. All utilities required for the operation of the Improvements enter the Property through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of Acquisition Sub. All approvals, licenses and permits required for said utilities have been obtained and are, and will be as of the Closing Date, in force and effect. All of said utilities are installed and operating, all installation and connection charges have been paid in full, and the right to the return of any deposit or contribution in connection therewith shall inure to Acquisition Sub.

     (j)  The  location,  construction,  occupancy,  operation  and  use  of the
Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), judicial precedent or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations.

     (k) To the best knowledge of the Company, there are no structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are, and as of the Closing will be, in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of the Property has been destroyed or damaged by fire or other casualty. There are no unsatisfied requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any Tenant, lender, insurance provider or governmental authority.

     (l) Except as described in Schedule 2.12(l), no work has been performed or is in progress at the Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic's, materialman's or other lien against the Property or any portion thereof.

     (m) There exist no service contracts, management or other agreements applicable to the Property other than those furnished to HRT pursuant to Article
III. There are no agreements or understandings (whether oral or written) with respect to the Property or any portion thereof, to which the Company is a party, other than those delivered to HRT pursuant to Article III.

     (n) No default or breach exists, or as of the Closing will exist, under any of the Business Agreements, or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof.

     (o) There are no actions, suits or proceedings pending or threatened against or affecting the Company, the Property or any portion thereof, any of the Tenant Leases or relating to or arising out of the ownership, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, other than those disclosed to HRT pursuant to Article III. All judicial proceedings concerning the Property will be finally dismissed and terminated prior to the Closing Date.

     (p) The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and all approvals necessary therefor have been obtained, and are and will be as of the Closing Date in full force and effect. No fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

     (q) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against the Company, the Property or any Tenant.

     2.13. ENVIRONMENTAL. Except as described in Schedule 2.13: (a) the Company is currently in full compliance with all Hazardous Materials Laws which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorization required under the Hazardous Materials Laws, and compliance in all respects with the terms and conditions thereof;

     (b) The Company has not stored, disposed of or arranged for disposal of any Hazardous Materials on any of the Real Property (consisting of owned Real Property and leased Real Property), except in full compliance with the Hazardous Materials Laws;

     (c) The Company has not received any communication whatsoever (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in full compliance with the Hazardous Materials Laws, and there are no circumstances that may prevent, interfere with, or make more expensive the Company's full compliance in the future. There is no Environmental Claim pending or threatened against, or which has been made known to, the Company.

     (d) Except as described in Schedule 2.13, during the period the Real Property has been held by the Company, its affiliates or its predecessors in interest, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials, that could form the basis of any Environmental Claim against the Company.

     (e) Without in any way limiting the generality of the foregoing, (i) all underground storage tanks, and the capacity, uses, date of installation, and contents of such tanks, located on the Real Property are identified in Schedule 2.13, (ii) all underground storage tanks are in full compliance with the Hazardous Materials Laws; (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space of the Real Property, and (iv) no polychlorinated biphenyls have been used or stored on the Real Property.

     2.14. INSURANCE. (a) Schedule 2.14 contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, and other forms of insurance owned or held by the Company relating to the Property and the business conducted by the Company. Such description provides reasonably material details concerning such policies. Copies of such policies have been delivered to HRT.

     (b) All policies described in paragraph (a) hereof (i) are issued by insurance companies reasonably believed by the Company to be financially sound and reputable, (ii) are sufficient for material compliance with all Legal Requirements and contracts to which the Company is a party or by which it is bound, (iii) are valid, outstanding, and enforceable policies, (iv) provide adequate insurance coverage for the assets and the operations of the Company for all material risks normally insured against by a person carrying on the same business or businesses as the Company, and (v) will not in any way be affected by, terminate, or lapse by reason of, the transactions contemplated by the Transaction Documents.

     (c) The Company has not received, (i) any notice of cancellation of any policy referred to in paragraph (a) hereof or refusal of coverage thereunder,
(ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer or any such policy is no longer willing or able to perform its obligations hereunder.

     2.15. ABSENCE OF UNDISCLOSED LIABILITIES. (a) Except as and to the extent reflected or specifically reserved against (which reserves are adequate in amount) in the Company Financial Statements, or in the notes to the Company Financial Statements for the periods then ended, the Company did not have at the respective dates of the Company Financial Statements any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), except for liabilities which were incurred in the ordinary course of business consistent with past practice and have been discharged or paid in full prior to the date hereof. Except for expenses incurred in connection with the transactions contemplated by the Transaction Documents, since the date of the Interim Balance Sheet, the Company has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which (i) were not incurred in the ordinary course of business and were in excess of $5,000 individually (counting liabilities and obligations arising from one transaction or a series of transactions between the same or related parties, and all periodic payments under any agreement providing for periodic payments, as a single liability or obligation) or (ii) were not incurred in the ordinary course of business and were taken together with all other such liabilities and obligations of the Company in excess of $10,000 in the aggregate, or (iii) have a reasonable probability of resulting in any change in or effect on the business of the Company that is, or with reasonable certainty might be, materially adverse to the business conducted by the Company.

     (b) Except as and to the extent reflected or disclosed in the Company Financial Statements or incurred subsequent to the date of the Interim Balance Sheet, in the ordinary course of business, or liabilities incurred in connection with the transactions contemplated by the Transaction Documents, the Company will not have at the date of the Closing any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) which might have a material adverse effect on the business conducted by the Company.

     2.16. ABSENCE OF CERTAIN CHANGES. (a) Except as described in Schedule 2.16, since the date of the Interim Balance Sheet, there has not been any change in or effect on the business operations, prospects, assets, or condition of the Company that is, or might be, materially adverse to the business conducted by the Company, and, to the Knowledge of the Company, no fact or condition exists or is reasonably contemplated or threatened which the Company believes has a reasonable probability of resulting in any change in or effect on the business conducted by the Company that is, or might be, materially adverse.

     (b) Except as described in Schedule 2.16, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the ordinary course of business and there has not been any:

               (i) Change in its authorized or issued capital stock; grant of any stock option or right to purchase of its shares of capital stock; issuance of any security conv into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (ii) Amendment to the Company's Articles of Incorporation or By-Laws;

               (iii) Payment or increase by the Company of any bonuses, salaries, or other compensation to any director, officer, employee, or stockholder (except to directors, officers, or employees in the ordinary course of business consistent with past practice) or entry into any employment, severance, or similar contract with any director, officer, or employee;

               (iv) Adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

               (v) Damage, destruction, or loss to any asset or property of the Company, whether or not covered by insurance, affecting materially and a dversely the properties, assets,business, financial condition, or prospects of the Company,taken as a whole;

              (vi) Entry into, termination, or receipt of notice of termination of (i) any joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by the Company of at least $5,000;

               (vii) Sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company,including, without limitation, the sale, lease, or other disposition of any Intellectual Property Assets;

               (viii) Cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

               (xi) Conduct of business or entering into any transaction, other than in the ordinary course of business of the Company

               (x) Material change in the accounting methods followed by the Company; and

               (xi) Agreement or understanding, whether or not in writing, to do any of the foregoing by the Company.

     2.17. LEGAL PROCEEDINGS, ETC. Except as described on Schedule 2.17, there are not now, and within the past three years there have not been any material claims, actions or proceedings pending, or, to the Knowledge of the Company, threatened, relating to the Property or the business conducted by the Company (or any of the Company's officers, directors, employees or representatives in connection with the business conducted by or any such person's activities on behalf of the Company), before any court or governmental body, United States or foreign. To the Knowledge of the Company, within the past three years, the Company has not been the subject of any material investigation by any governmental body or agency thereof in respect of the Property or the business conducted by the Company. Schedule 2.17 contains complete descriptions of all complaints against the Company in pending litigation related to the Property or the business conducted by the Company. There are no such claims, actions, proceedings or investigations pending or, to the Company's Knowledge, threatened challenging the validity of the transactions contemplated by the Transaction Documents. The Company is not now, and has not been, a party to any injunction, order, or decree restricting the method of the conduct of the business conducted by the Company.

     2.18. INTELLECTUAL PROPERTY. The Company has no Intellectual Property Assets which are material to the Company's operations.

     2.19.TAXES. The Company has timely filed all returns,declarations,reports, information returns and statements required to be filed by it in respect of any Taxes and has paid all Taxes currently due and payable by it. No notice of any imposed tax deficiency, assessment or levy has been received by the Company, and there exists no basis for the assertion or imposition of any such deficiency, assessment or levy. The Company has duly withheld from each payment from which such withholding is required by law, the amount of all Taxes required to be withheld therefrom and has paid the same (to the extent due), or otherwise set aside, together with the employer's share of the same, if any, to the proper tax receiving officers. There are no tax liens on any of the assets of the Company, and no basis exists for the imposition of any such liens. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has made no payments, is not obligated to make any payments nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has no liability for the Taxes of any person under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Except as described in
Schedule 2.19, no Internal Revenue Service audit of the Company is pending or threatened, and the results of any completed audit are reflected in the Company Financial Statements.

     2.20. NO BROKERS OR FINDERS. All negotiations on the part of the Company related to this Agreement have been accomplished solely by the Company without the assistance of any person employed as a broker or finder. The Company has not retained, nor otherwise utilized, the services of any broker or finder in connection with the transaction contemplated by this Agreement. The Company has not done anything to give rise to any valid claims against HRT, Acquisition Sub or the Company for a brokerage commission, finder's fee, or any similar charge.

     2.21. EMPLOYEE MATTERS. The Company has no employees or any employment, bonus, profit-sharing, percentage compensation, deferred compensation, pension contracts and agreements,or any consulting agreements to which the Company is a party.

     2.22. LABOR MATTERS. The Company has no collective bargaining agreements with any labor union and there are no current negotiations with a labor union. The Company is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. The Company will advise HRT and Acquisition Sub of any such labor dispute which shall arise before the Closing.

     2.23. EMPLOYEE BENEFIT PLANS; ERISA. The Company does not have any bonus, deferred compensation, hospitalization or other medical, stock purchase, pension, life or other insurance, profit-sharing or retirement plan or arrangement, and each other employee benefit plan or arrangement, of the Company for or on behalf of employees of the Company employed in connection with the business conducted by the Company.

     2.24. FULL DISCLOSURE. As of the Closing Date, the Company will have disclosed all events, conditions, and facts materially affecting the business and prospects of the Company. The Company has not withheld knowledge of any events, conditions, and facts that it has reasonable ground to know may materially affect the business and prospects of the Company. None of the representations and warranties made by the Company in this Agreement or set forth in any other instrument furnished to HRT and/or Acquisition Sub contain any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE III

                   ITEMS TO BE FURNISHED TO HRT BY THE COMPANY

     3.1. DOCUMENTS TO BE DELIVERED. Within 15 days after the date of this Agreement, the Company shall deliver to HRT for its review the following items:

         (a) True, correct, complete and legible copies of all Tenant Leases if any, Business Agreements, Warranties, Permits, reports,and Engineering Documents if any, in the Company's possession or control;

         (b) A true,complete and correct rent roll of all existing Tenant Leases, if any, setting forth with respect to each of the Tenant Leases:
(i) the premises covered; (ii) the date of the Tenant Lease and all amendments and modifications thereto; (iii) the name of the Tenant, licensee or occupant;
(iv) the term; (v) the rents and other charges payable thereunder; (vi) the rents or other charges in arrears or prepaid thereunder, if any, and the period for which any such rents and other charges are in arrears or have been prepaid; (vii) the nature and amount of the security deposits thereunder; if any
(viii) options to renew or extend contained in the Tenant Lease; (ix) any free rent, concessions, allowances, rebates or refunds to which the Tenant, licensee or occupant may have been or be entitled; (x) certification that no disputes exist or claims of breach on the part of the Company; (xi) the status of Tenant improvements to be performed by the Company; and (xii) the nature and amount of any commissions payable with respect thereto;

          (c) True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and three prior calendar years;

          (d) True, correct, complete and legible copies of all Business Agreements to which the Company or the Property are subject;

          (e) True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property;

          (f) A complete, itemized and detailed inventory of the Personal Property;

          (g) True, correct, complete and legible copies of all instruments evidencing, governing or securing the payment of any loans secured by the Property or related thereto;

          (h) A complete and detailed description of all machinery, tools and equipment, in which the Company has a leasehold interest, with a description of each interest;

          (i) List of all employees of the Company as of the date of this Agreement, their job titles, annual rates of compensation, accrued vacation, holiday pay and sick leave as of the Closing Date, and other fringe benefits, if any, and a description of any severance pay arrangements, if any, and the amounts payable with respect to such accrued vacation, holiday pay or sick leave and the rate at which such accrued vacation, holiday pay and sick leave accrues;

          (j) A list of all bank accounts of the Company;

          (k) A Phase I Environmental  Assessment  dated no earlier than
January 1, 1996, together with true, correct, complete and legible copies of any and all other environmental studies or impact reports relating to the Property, if any, in the Company's possession or control, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials;

          (l) True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might have an adverse effect on the Property or the use and operation of the Property. The Company may make such files available for inspection and copying by HRT at the Property;

          (m) Legible copies of any survey and title policy relating to the Property existing in the possession of the Company as of the date of execution of this Agreement; and

         (n) The Company Disclosure Schedule, which shall be attached hereto as an exhibit and incorporated herein by reference.

     3.2. REVIEW BY HRT. During the Review Period, HRT shall be entitled to review the Due Diligence Materials delivered by the Company to HRT pursuant to the provisions of Section 3.1 above. If HRT shall, for any reason in HRT's sole discretion, judgment and opinion reasonably exercised, disapprove or be dissatisfied with any aspect of such information, or the Property, then HRT shall be entitled to terminate this Agreement by giving written notice thereof to the Company on or before the expiration of the Review Period, whereupon this Agreement shall automatically be terminated and have no further force and effect, and thereafter no party to this Agreement shall have any further obligations or liabilities to the other hereunder, except as set forth in
Section 12.2 hereof. Alternatively, HRT may give written notice setting forth any defect, deficiency or encumbrance and specify a time within which the Company may remedy or cure such default (before or after the expiration of the Review Period). If any defect, deficiency or encumbrance, so noticed, is not satisfied or resolved to the satisfaction of HRT, in HRT's sole discretion, within the time period specified in the written notice, this Agreement shall automatically terminate as provided in this Section. HRT agrees to maintain the confidentiality of all Due Diligence Materials; provided, however, that HRT shall have the right to distribute Due Diligence Materials to any person deemed a necessary party by HRT to include but not limited to regulatory and governmental agencies, HRT's counsel, accountants, engineers, underwriters, underwriters' counsel and such others deemed necessary; and provided, further, that upon termination of this Agreement or consummation of the Closing, HRT shall continue to hold all such Due Diligence Materials confidential except to the extent required by law to disclose such material or in defense of any cause of action based upon such material.

     3.3. DELIVERY OF ADDITIONAL DOCUMENTS. Within 30 days after the date of this Agreement, the Company shall deliver or cause to be delivered to HRT, the Title Commitment, Exception Documents, Survey, and Search Reports.

     3.4. REVIEW BY HRT OF ADDITIONAL DOCUMENTS. HRT shall have the right to review the Title Commitment, Exception Documents, Search Reports and Survey for a period of 30 days from the date of HRT's receipt of the last of such items. In the event any matters appear therein that are unacceptable to HRT, HRT shall, within said 30-day period, notify the Company in writing of such fact. Upon the expiration of said 30-day period, HRT shall be deemed to have accepted all exceptions to title referenced in the Title Commitment and all matters shown on the Survey except for matters which are the subject of a notification made under the preceding sentence, and such accepted exceptions shall be included in the term Permitted Exceptions as used herein; provided, however, that in no event shall any of the items listed on Schedule B-1 or C of the Title Commitment constitute Permitted Exceptions for purposes hereof. In the event that HRT objects to any such matters within the 30-day Review Period, the Company shall have 30 days from receipt of such notice within which to eliminate, modify or insure over any such unacceptable exceptions or items. In the event that the Company is unable to eliminate, modify or insure over such unacceptable items to the satisfaction of HRT on or before the expiration of said 30-day period, HRT may either (a) waive such objections and accept title to the Property subject to such unacceptable items (which items shall then be deemed to constitute part of the Permitted Exceptions), or (b) terminate this Agreement by written notice to the Company, whereupon this Agreement shall automatically be terminated and have no further force and effect, except as set forth in Section 12.2 hereof.

     3.5. MODIFICATION OF DOCUMENTS. In the event that at any time the Title Commitment, Exception Documents, Survey or Search Reports are modified (other than the deletion or elimination of any item as to which HRT has made an objection), HRT shall have the right to review and approve or disapprove any such modification and to terminate this Agreement in the event that the Company is unable to eliminate any such matters to the satisfaction of HRT in accordance with the provisions of Section 3.4 above, except that HRT's Review Period as to such additional items shall be for a period expiring on the date that is the earlier to occur of (a) 15 days following the date of HRT's receipt of such modification, and (b) the Closing Date, and all other time periods referred to in Section 3.4 shall expire on the date that is the earlier of (i) the final day of the specified time period as set forth therein, and (ii) the Closing Date.


                                  ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF HRT AND ACQUISITION SUB

     4.1.GENERAL STATEMENT. HRT and Acquisition Sub represent and warrant to the Company that to the Knowledge of HRT and Acquisition Sub the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete on and as of the Closing (as though made then and as though the date of Closing were substituted for the date of this Agreement throughout this Article IV), except as set forth in the HRT Disclosure Schedule delivered by HRT and Acquisition Sub to the Company. The survival of all such representations and warranties shall be in accordance with
Section 9.1 hereof.

     4.2. ORGANIZATION AND STANDING. HRT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, with corporate power to own its property and carry on its business as it is now being conducted. Copies of the Articles of Incorporation of HRT, certified as of a recent date by the Department of Assessments and Taxation of the State of Maryland and delivered to the Company, are complete and accurate as of the date of this Agreement. HRT is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which its principal properties are located.

     4.3. SUBSIDIARIES. Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, with corporate power to own its property and carry on its business as it is now being conducted. Copies of the Articles of Incorporation of Acquisition Sub, certified as of a recent date by the State Corporation Commission of Virginia and delivered to the Company, are complete and accurate as of the date of this Agreement. Acquisition Sub is not required to be qualified to transact business as a foreign corporation in any jurisdiction other than the Commonwealth of Virginia. HRT owns all of the issued and outstanding capital stock of Acquisition Sub.

     4.4. AUTHORIZATION OF THE TRANSACTION. HRT and Acquisition Sub have all requisite corporate power and authority to enter into the Transaction Documents, to consummate the transactions contemplated thereby, and to carry on the business of the Company following the Closing. The Board of Directors of HRT, acting for itself and as the sole stockholder of Acquisition Sub, has approved the Merger and the Transaction Documents and determined that the Merger is fair to and in the best interests of HRT and Acquisition Sub. No other corporate or legal proceedings on the part of HRT or Acquisition Sub are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

     4.5.VALID AND BINDING AGREEMENT.This Agreement has been and, on the Closing Date, the Transaction Documents will have been, duly and validly executed and delivered by HRT and Acquisition Sub and this Agreement is and, on the Closing Date, each Transaction Document will be, a valid and binding obligation of HRT and Acquisition Sub enforceable in accordance with its terms.

     4.6. COMPLIANCE WITH LAW. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and the fulfillment of and compliance with the terms and provisions thereof do not and will not (a) violate any judicial or administrative order, award, judgment or decree applicable to HRT or Acquisition Sub or (b) conflict with any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of HRT or Acquisition Sub.

     4.7. SEC DOCUMENTS. Within 15 days of the date hereof, HRT will make available to the Company a true and complete copy of each of the HRT SEC Documents. Such documents are all the documents (other than preliminary material) that HRT was required to file with the SEC since such date. As of their respective dates, the HRT SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HRT SEC Documents and none of the HRT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8. STOCK EXCHANGE LISTING. On the Closing Date, the HRT Merger Shares will have been approved for listing on the New York Stock Exchange upon official notice of issuance.

     4.9. STATUS OF HRT MERGER SHARES. On and after the Effective Date, upon due and proper exchange of Company Stock therefor, the HRT Merger Shares will be validly authorized, duly issued, fully paid and nonassessable.

     4.10. BROKERS. HRT has not retained nor otherwise utilized the services of any broker or finder in connection with the transaction contemplated by this Agreement. Neither HRT nor Acquisition Sub has done anything to give rise to any valid claims against the Company for a brokerage commission, finder's fee, or any similar charge.

                                 ARTICLE V

                          COVENANTS OF THE COMPANY

     5.1. CONDUCT OF BUSINESS IN ITS ORDINARY COURSE. The Company covenants and agrees with HRT and/or Acquisition Sub, from the date of this Agreement until the Closing Date or earlier termination of this Agreement:

     (a) The Company shall:(i) operate the Property in the ordinary course of business consistent with reasonable and prudent business practices; (ii) enter into no new Tenant Leases except as shall be approved in writing by HRT;
(iii) grant no rent concessions or special  termination terms to any Tenants;
(iv) not collect rents in advance for more than one month; and (v) fully maintain, repair and replace the Property, all Improvements, landscaping and other appurtenances in good condition and repair.

     (b) HRT shall be entitled to make all inspections or investigations desired by HRT with respect to the Property or any portion thereof,and shall have complete physical access to the Property and each of the leased premises located thereon, which access shall not unreasonably interfere with Tenants in possession.

     (c) The Company shall cause to be maintained in full force fire and extended coverage insurance upon the its assets, including the Property, and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in at least such amounts as are maintained by the Company on the date of this Agreement.

     (d) The Company shall pay when due all bills and expenses of the Company and the Property. The Company shall not voluntarily enter into or assume any new contracts or obligations which are in addition to or different from those furnished and disclosed to HRT and reviewed and approved pursuant to
Article III.

      (e) The Company shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of its assets, including the Property, or the uses thereof without the prior written consent of HRT.

      (f) The Company will pay,as and when due, all interest and principal and all other charges payable under any indebtedness of the Company from the date hereof until Closing and will not suffer or permit any default or amend or modify the documents evidencing or securing any such indebtedness without the prior written consent of HRT.

      (g) The Company will: (i) give to HRT, its attorneys, accountants and other representatives, during normal business hours and as often as may be requested, full access to the Property and to all books, records and files relating to the Company and the Property; (ii) furnish to HRT all information concerning the Property which HRT, its attorneys, accountants or other representatives will reasonably request; (iii) to extent in the Company's possession or control, furnish to HRT, its attorneys, accountants and other representatives, if HRT deems necessary, all information necessary for an audit to be conducted with respect to the operations of the Company and the Property for the 36 month period preceding the Closing, including, without limitation, the general ledger, check register, cash receipts and disbursement journals, bank statements, rent rolls, tenant leases, invoices relating to direct operating expenses, ad valorem tax statements, payroll records, schedule of accounts payable, schedule of accounts receivable; (iv) cooperate with HRT, its attorneys, accountants and other representatives, if HRT deems necessary, in the conducting of such audit and will execute and deliver to the accountants conducting such audit such statement as may be reasonably required addressing, among other things, any irregularities or undisclosed claims or liabilities that could have a material effect on the results of the audit; and (v) consult with HRT at all times until the Closing Date with respect to the operation and conduct of the Company's business.

      (h) The Company shall not remove any Personal Property from the Property or Improvements without replacing same with substantially similar items of equal or greater value.

      (i) The Company shall not, directly or indirectly, solicit or encourage (including by way of furnishing any nonpublic information concerning the business, properties or assets of the Company), or enter into any negotiations or discussions concerning, any Acquisition Proposal (as defined below). The Company will notify HRT promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, the Company. In the event the Company receives an Acquisition Proposal, the Company shall promptly inform the maker thereof of the existence of the provisions of this Section 5.1(i) and the Company or its board of directors shall reject such Acquisition Proposal. As used in this Agreement, Acquisition Proposal shall mean any proposal received by the Company (or any of its affiliates, officers or directors), prior to the Closing for the acquisition, by sale, merger or otherwise, of any of the assets, or any portion thereof, or of the business conducted by the Company.

     5.2. SATISFY CONDITIONS PRECEDENT. The Company will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement and to satisfy all conditions precedent contained in this Agreement.

     5.3. ACCESS TO INFORMATION AND DOCUMENTS.DOCUMENTS

     (a) The Company will afford the officers and representatives of HRT, from the date of this Agreement until consummation of the Merger, full access during normal business hours to all properties, books, accounts, contracts, commitments, and any other records of any kind of the Company. Sufficient access shall be allowed to provide HRT with full opportunity to make any investigation it desires to make of the Company, and to keep itself fully informed of the affairs of the Company.

     (b) In addition, the Company will permit HRT to make extracts or copies of all such books, accounts, contracts, commitments, and records, and to furnish to HRT within five days after demand, any further financial and operating data of the Company as HRT reasonably requests.

     (c) HRT will use any information obtained under this Section only for its own purposes in connection with the consummation of the transaction contemplated by this Agreement, and will not divulge the information to any other person.

     5.4.DISSENTERS. The Company shall promptly notify HRT of the receipt by the Company of each written notice from any stockholder of the Company to dissent from the Merger. The Company shall comply with all provisions of the Virginia Stock Corporation Act relating to stockholders of the Company entitled to dissent from the Merger, including appropriate notice in the Proxy Statement of the right to dissent as provided in Section 13.1-732 of the Virginia Stock Corporation Act.

     5.5. EARNINGS AND PROFITS ANALYSIS. The Company shall make an analysis of the Company's books and records to determine the amount, if any, of accumulated and/or current earnings and profits, within the meaning of Sections 312 and/or 316(a) of the Code. Prior to the Closing Date, the Company will make one or more special distributions or dividends of the amount of any such earnings and profits. Such distributions or dividends shall reduce the Value of the Company, determined in accordance with Exhibit B.

     5.6. TAXES. Lewis-Gale Clinic, LLC shall be responsible for and shall indemnify and hold the Company and HRT harmless from and against any liability for federal, state or local income taxes (including, without limitation, interest and penalties imposed thereon) as well as legal, accounting and other expenses; provided, however, that the Company and HRT shall be paid their legal, accounting and other expenses only if Lewis-Gale Clinic, LLC shall not have paid such liabilities within 30 days of being notified in writing of the same sustained by HRT or the Company to the extent that such liability relates to any tax period ending prior to or on the Closing Date.

     5.7. NEGATIVE COVENANTS. Except with the prior written consent of HRT, the Company, its agents, employees, and directors will not:

     (a) Incur any liabilities other than current liabilities incurred in the ordinary course of business;

     (b) Incur any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind, except liens for taxes not due;

     (c) Become a party to any contract,or renew, extend, or modify any existing contract, except in the ordinary course of business;

     (d) Make any capital expenditures,except for ordinary repairs,maintenance, and replacement;

     (e) Declare or pay any dividend on or make any other distribution to stockholders, except for payment of any special distributions or dividends of earnings and profits pursuant to Section 5.5;

     (f) Purchase, retire, or redeem any shares of its capital stock;

     (g) Issue or sell additional shares of its capital stock, whether or not such shares have been previously authorized or issued;

     (h) Issue or sell any warrants, rights, or options to acquire any shares of its capital stock;

     (i) Amend its Articles of Incorporation or Bylaws;

     (j) Pay or agree to pay any bonus, increase in compensation, pension, or severance pay to any director, stockholder, officer, consultant, agent, or employee;

     (k) Discharge or satisfy any lien or encumbrance, nor pay any obligation or liability, except current liabilities shown on the Interim Balance Sheet, or incurred in the ordinary course of business since the date of the Interim Balance Sheet;

     (l) Merge or consolidate with any other entity;

     (m) Enter into any transactions or take any acts that would constitute a breach of the representations, and warranties contained in this Agreement; and
     (n) Institute, settle, or agree to settle any action or proceeding before any court or governmental body.


                              ARTICLE VI

                            COVENANTS OF HRT

     6.1. CONDUCT OF BUSINESS IN ITS ORDINARY COURSE. HRT will carry on its business in substantially the same manner as before the date of execution of this Agreement.

     6.2. SATISFY CONDITIONS PRECEDENT. HRT will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement and to satisfy all conditions precedent contained in this Agreement.


                              ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     7.1. CONDITIONS PRECEDENT TO CLOSING. The obligations of the Company to consummate the Merger and the other transactions contemplated by the Transaction Documents shall be subject to the conditions precedent specified in this Article VII, unless waived by the Company.

     7.2.TRUTH OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS The representations and warranties of HRT contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though made on and as of the Closing Date. HRT shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date. HRT shall deliver to the Company a certificate dated as of the Closing Date and signed by an officer of HRT, certifying the truth and correctness of the representations and warranties.

     7.3. REGISTRATION STATEMENT. The S-4 Registration Statement described in Article X covering the issuance of the HRT Merger Shares shall have been declared effective by the SEC and no stop order suspending its effectiveness shall have been issued by the SEC.

     7.4.NO RESTRICTIONS.No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by the Transaction Documents or (ii) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation.

     7.5. TAX OPINION. The Company shall have received an opinion from Gentry, Locke, Rakes & Moore, the Company's counsel, to the effect that for federal income tax purposes: (i) the Merger will constitute a reorganization under
Section 368(a)(1)(A) of the Code; (ii) no gain or loss will be recognized by the Company on (a) the transfer of its assets in constructive exchange for the HRT Merger Shares and the assumption of the Company's liabilities or (b) the constructive distribution of the HRT Merger Shares to the Company's stockholders; (iii) no gain or loss will be recognized by any stockholder of the Company on the exchange of shares of Company Stock solely for HRT Merger Shares (including, without limitation, the stockholder's Custody Shares and any fractional share interest); (iv) a stockholder's basis in the stockholder's HRT Merger Shares (including, without limitation, Custody Shares and any fractional share interest) will be the same as the stockholder's basis in the shares of Company Stock exchanged therefor; (v) a stockholder's holding period for such HRT Merger Shares will include the stockholder's holding period for such shares of Company Stock if they are held as a capital asset at the Effective Time; and
(vi) a stockholder's receipt of cash in lieu of a fractional share of HRT Common Stock pursuant to Section 1.6(d) hereof will be treated as received as full payment in exchange for such fractional share pursuant to Section 302(a) of the Code.

     7.6. OPINION FROM COUNSEL TO HRT. HRT shall deliver to the Company an opinion of counsel to HRT, dated the Closing Date, in form and substance acceptable to the Company.

     7.7. STOCKHOLDER APPROVAL. The stockholders of the Company, at a meeting of the stockholders properly held, shall have approved the Merger and adopted this Agreement and the other Transaction Documents by the vote of not less than 66 2/3% of the votes entitled to be cast.

     7.8. LENDER CONSENT. Each of the holders of any indebtedness which is secured by a lien against the Property shall have, in form acceptable to the Company, consented in writing to the consummation of the transactions contemplated by this Agreement and agreed (i) that the consummation of the transactions contemplated by this Agreement will not constitute a default under the documents evidencing or securing such indebtedness; (ii) to permit HRT to prepay the outstanding balance of the indebtedness secured by such liens at a point in time substantially contemporaneous with the Closing, without the payment of any prepayment fee or penalty in connection therewith and, (iii) to deliver a recordable release of all such liens to HRT upon receipt of such prepayment.

     7.9. LEASE AND GUARANTY AGREEMENT EFFECTIVE. Acquisition Sub shall have entered into the Lease Agreements, the Lease Administration Agreement and the Control and Support Agreement, each with Lewis-Gale Clinic, LLC, and shall have entered into the Guaranty Agreement with PhyCor, Inc.

                                  ARTICLE VIII

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF HRT

     8.1. CONDITIONS PRECEDENT TO CLOSING. The obligations of HRT to consummate the Merger and the other transactions contemplated by the Transaction Documents shall be subject to the conditions precedent specified in this Article VIII, unless waived by HRT.

     8.2.TRUTH OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though made on and as of the Closing Date. The Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date. The Company shall deliver to HRT a certificate dated the Closing Date and signed by an officer of the Company, certifying the truth and correctness of the representations and warranties.

     8.3. STOCKHOLDER APPROVAL.The stockholders of the Company, at a meeting of the stockholders properly held, shall have approved the Merger and adopted this Agreement and the other Transaction Documents by the vote of not less than 66 2/3% of the votes entitled to be cast. No more than five percent of the stockholders of the Company shall have dissented pursuant to the applicable provisions of the Virginia Stock Corporation Act and elected to receive cash in lieu of the Merger Shares.

     8.4.REGISTRATION STATEMENT EFFECTIVE. The S-4 Registration Statement covering the issuance of the HRT Merger Shares shall be effective under the Securities Act and no stop order suspending its effectiveness shall have been issued by the SEC.

     8.5. LEASE AND GUARANTY AGREEMENT EFFECTIVE. Acquisition Sub shall have entered into the Lease Agreements, the Lease Administration Agreement and the Control and Support Agreement, each with Lewis-Gale Clinic, LLC, and shall have entered into the Guaranty Agreement with PhyCor, Inc.

     8.6. ACCEPTABILITY OF PAPERS AND PROCEEDINGS. To the extent requested by HRT,the form and substance of all papers and proceedings under this Agreement shall be acceptable to counsel to HRT.

     8.7. OPINION FROM COUNSEL TO THE COMPANY. The Company shall deliver to HRT an opinion, dated the Closing Date, of Gentry, Locke, Rakes & Moore, counsel to the Company, in form and substance acceptable to HRT.

     8.8. TITLE INSURANCE POLICIES AND CONFIRMATION. The Company shall deliver to HRT title insurance policies and supplemental confirmation from the issuing company that the Land described in the policies and owned by the Company is covered by the policies.

     8.9. RESIGNATIONS OF OFFICERS AND DIRECTORS. The Company shall deliver to HRT the written resignations of all officers and directors of the Company.

     8.10. AGREEMENT OF AFFILIATES. The Company shall deliver to HRT, no later than ten days after the date of this Agreement, a letter identifying each person whom the Company reasonably believes is an affiliate of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an affiliate in such letter to deliver to HRT, not later than the date on which the Merger is approved by the stockholders of the Company, a written agreement, substantially in the form of Exhibit E hereto, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Company Common Stock held by such person except as contemplated by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of HRT Common Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder. The Surviving Corporation shall not be required to maintain the effectiveness of the S-4 Registration Statement under the Securities Act for the purposes of resale of the HRT Common Stock by such affiliates.

     8.11. NO RESTRICTIONS. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by the Transaction Documents, (ii) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation, (iii) affect adversely the right of HRT to own Acquisition Sub following the consummation of the transactions contemplated by the Transaction Documents, or (iv) affect adversely the right of Acquisition Sub to own its assets and to operate its businesses following the Merger.


     8.12. NO MATERIAL CHANGES TO PROPERTY.

     (a) No material or substantial change shall have occurred with respect to the condition, financial or otherwise, of the Property.

     (b) Neither the Property nor any material part thereof or interest therein shall have been taken by execution or other process of law in any action prior to the Closing Date.

     (c) The Company shall have obtained nd delivered to HRT a current report, dated no more than ten days prior to this Agreement, from a licensed pest control company reasonably acceptable to HRT, and which must show the Property to be free of all termite, or other destructive insect and pest infestation, dry rot, fungus or other destructive agency infestation.

     (d) HRT shall have satisfactorily completed an inspection of the Property with respect to the physical condition thereof by agents or contractors selected by HRT.

     (e) HRT shall have received, in form acceptable to HRT, evidence of compliance by the Property with all building codes, zoning ordinances and other governmental entitlements materially necessary for the operation of the Property for the current and intended use, including without limitation, certificates of occupancy, healthcare provider permits and agreements, Medicare and Medicaid approvals, licenses and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for the current and intended use.

     (f) All necessary approvals, consents, estoppel certificates and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.

     (g) HRT is reasonably satisfied that the Property is sufficient and adequate for the Company to carry on the business now being conducted thereon and the Property is in good condition and repair as reasonably required for the proper operation and use thereof in compliance with applicable laws and the requirements of applicable accreditation and licensing authorities.

     (h) HRT shall have received from the Company written evidence reasonably satisfactory to HRT's counsel from which it may be essentially concluded that the Property and the buildings and Improvements located thereon and the current use thereof are in compliance with applicable zoning ordinances and bylaws and that the same does not violate any other land use control laws, ordinances, bylaws, rules and regulations applicable thereto.

     (i) HRT shall have received, at the Company's expense,a Phase I environmental site assessment report covering the Property in form and content reasonably acceptable to HRT.

     (j) No material portion of the Property shall have been destroyed by fire or casualty.

     (k) No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any material portion of the Property.

     (l) HRT shall have received from the Company certification that the Company has purchased the Property and has all right, title and interest in such Property necessary to complete the transactions contemplated by this Agreement.

     8.13. EARNINGS AND PROFITS. HRT shall have received a certificate, dated the Closing Date, from the chief accounting officer of the Company to the effect that immediately prior to the Effective Time, the Company did not have accumulated and/or current earnings and profits within the meaning of Sections 312 and/or 316(a) of the Code.

     8.14. LENDER CONSENT. Each of the holders of any indebtedness which is secured by a lien against the Property shall have, in form acceptable to HRT, consented in writing to the consummation of the transactions contemplated by this Agreement and agreed (i) that the consummation of the transactions contemplated by this Agreement will not constitute a default under the documents evidencing or securing such indebtedness; (ii) to permit HRT to prepay the outstanding balance of the indebtedness secured by such liens at a point in time substantially contemporaneous with the Closing, without the payment of any prepayment fee or penalty in connection therewith and, (iii) to deliver a recordable release of all such liens to HRT upon receipt of such prepayment.

                                   ARTICLE IX

                      SURVIVAL OF WARRANTIES AND LIABILITY

     9.1. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements of fact contained in this Agreement, or in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of the Company, HRT, or Acquisition Sub pursuant to this Agreement shall be deemed representations and warranties made by any such party, respectively, to each other party under this Agreement. The covenants, representations, and warranties of the parties and the stockholders shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties and the stockholders for a period of two years following the Closing Date.

     9.2. INDEMNIFICATION.(a) Lewis-Gale Clinic, LLC hereby agrees to indemnify and defend, at its sole cost and expense, and hold HRT and/or Acquisition
Sub, their representatives, agents, successors and assigns, harmless from and against and to reimburse (and, upon request, advance funds for expenses) HRT and/or Acquisition Sub, their representatives, agents, successors, and assigns from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of investigation, attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by HRT and/or Acquisition Sub at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of the Company set forth in Article II, (b) the failure of the Company, in whole or in part, to perform any obligation required to be performed by the Company pursuant to this Agreement or (c) the ownership, construction, occupancy, operation, use and maintenance of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing
Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. The provisions of this Section 9.2 as to covenants, agreements and indemnities of the Company and a cause of action as to the Company's representation and warranties shall survive the consummation of the Merger and shall continue thereafter in full force and effect for the benefit of HRT and/or Acquisition Sub, their representatives, agents, successors and assigns. Notwithstanding any provision of this Agreement to the contrary, HRT and/or Acquisition Sub may exercise any right or remedy HRT and/or Acquisition Sub may have at law or in equity should Lewis-Gale Clinic, LLC fail to meet, comply with or perform its indemnity obligations required by this Section 9.2.

     b)  Whenever  any  claim  shall  arise  for   indemnification hereunder,
each party seeking indemnification (each an Indemnified Party) shall send Lewis-Gale Clinic, LLC a written notice (an Indemnity Notice) promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim. Any Indemnity Notice shall state the amount of indemnification sought and all material facts constituting the basis for such claim. A copy of any documentation or other information in the possession of such Indemnified Party which supports such claim shall be sent with the Indemnity Notice. Failure to send an Indemnity Notice promptly shall not release Lewis-Gale Clinic, LLC from liability hereunder, unless such failure has a material adverse effect on Lewis-Gale Clinic, LLC's defense of the claims which are the subject of the Indemnity Notice.

     (c) Any Indemnified Party in respect of any claim, action, suit or proceeding brought by a third party (a Third Party Claim) shall, promptly after receipt of notice of commencement of such claim, action, suit or proceeding in respect of which claim is to be made against Lewis-Gale Clinic, LLC, send an Indemnity Notice to Lewis-Gale Clinic, LLC together with copies of all papers served on such Indemnified Party in connection with such Third Party Claim. Upon receipt of such an Indemnity Notice, Lewis-Gale Clinic, LLC shall be entitled to participate in such Third Party Claim and, if it so elects, and upon acknowledgment of such Indemnified Party's right to indemnification in the event such claim or proceeding is successful, to assume the defense thereof, with counsel satisfactory to such Indemnified Party.

     (d) Lewis-Gale Clinic,LLC shall defend, and shall have the right to settle, claims or suits by third parties that are payable or that are to be indemnified by Lewis-Gale Clinic, LLC under this Agreement. Each Indemnified Party shall reasonably cooperate with Lewis-Gale Clinic, LLC in the defense of claims and suits that Lewis-Gale Clinic, LLC defends, and Lewis-Gale Clinic, LLC shall reimburse each Indemnified Party for out-of-pocket expenses incurred in cooperating at Lewis-Gale Clinic, LLC's request. The Indemnified Party shall not settle such claims or suits defended by Lewis-Gale Clinic, LLC without Lewis-Gale Clinic, LLC's prior consent, which shall not be unreasonably withheld. An Indemnified Party shall have the right to approve defense counsel selected by Lewis-Gale Clinic, LLC, which approval shall not be unreasonably withheld, and the right fully to participate in the defense of such claims and suits at the Indemnified Party's sole cost and expense. An Indemnified Party shall have the right to defend and settle claims or suits without prejudice to any of their rights against Lewis-Gale Clinic, LLC under this Agreement if Lewis-Gale Clinic, LLC declines or is unable to undertake the defense of a claim or suit within a reasonable time after Lewis-Gale Clinic, LLC's receipt of notice thereof.

     (e) Payment of any amounts due an Indemnified Party hereunder shall be made by Lewis-Gale Clinic, LLC by periodic payments during the course of the investigation or defense (subject to repayment in the event indemnification was not required by this Section) in cash no later than the 30th day after the date an Indemnity Notice in respect of such amounts is received by Lewis-Gale
Clinic, LLC.


                                   ARTICLE X

                        REGISTRATION OF HRT MERGER SHARES

     10.1.REGISTRATION STATEMENT. HRT shall promptly prepare and file with the SEC a registration statement on Form S-4 (the S-4 Registration Statement) relating to the issuance of the HRT Merger Shares. HRT shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. HRT shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of HRT Merger Shares, and the Company shall furnish all information concerning the Company and the holders of the Company Stock as may be reasonably requested in connection with any such action.

     10.2. INFORMATION SUPPLIED. The Company shall cooperate with HRT in preparing the S-4 Registration Statement and shall furnish to HRT all information concerning the Company required to be set forth therein pursuant to the Securities Act, and the applicable rules and regulations thereunder in connection with the transactions contemplated by this Agreement; comply with any reasonable comments or requests for changes of the SEC with respect thereto; distribute the final Proxy Statement included in the S-4 Registration Statement to its stockholders in accordance with applicable law; and take all such other action necessary or appropriate to obtain the lawful approval by the stockholders of the Company of the Merger and the Transaction Documents. The management of the Company shall recommend in the Proxy Statement approval by the stockholders of the Merger and the Transaction Documents. Immediately prior to the initial mailing of the Proxy Statement, the Chairman of the Board and President and Treasurer of the Company shall certify to HRT that, to the best of their Knowledge, the information as to the Company contained in the Proxy Statement is true and complete in all material respects, does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     10.3. STOCKHOLDER MEETING. The Company shall call a meeting of its stockholders to be held as promptly as practicable following the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon the Merger and the Transaction Documents, and related matters.

                              ARTICLE XI

                         TAX STATUS OF MERGER

     11.1. REORGANIZATION. The parties acknowledge that the Merger is intended to qualify as a reorganization under Section 368(a)(1)(A) of the Code, and each party agrees to report the Merger as such a reorganization for income tax purposes.

     11.2. ELECTION. Acquisition Sub and HRT agree to elect, pursuant to IRS Notice 88-19 and any applicable regulations, to be subject to rules similar to the rules of Section 1374 of the Code with respect to all property acquired from the Company in the Merger. The stockholders of the Company shall not be liable in any way for any tax or other liability incurred by the Company, HRT, or Acquisition Sub as a result of the failure to make such election, nor shall any Custody Shares be distributed to HRT or otherwise used to compensate HRT, Acquisition Sub, or the Company for any tax or other liability resulting from such failure.

     11.3. ACTIONS FOLLOWING CLOSING. HRT and Acquisition Sub represent and warrant that they have no plan or intention to, and agree that for at least three years after the Effective Time they shall use their reasonable best efforts not to, take any action that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code, including (without limitation) causing or permitting: (i) HRT to own less than 100% of the issued and outstanding shares of capital stock of Acquisition Sub, (ii) Acquisition Sub to liquidate or to merge into another corporation, and (iii) Acquisition Sub to voluntarily sell or otherwise dispose of the Property or to cease using the Property in its business.

     11.4.REAL ESTATE INVESTMENT TRUST. HRT represents and warrants that it is a real estate investment trust under Section 856 of the Code and that Acquisition Sub is a qualified REIT subsidiary under Section 856(i)(2) of the Code. HRT covenants that it shall use its reasonable best efforts to continue to qualify as a real estate investment trust and to have Acquisition Sub continue to qualify as a qualified REIT subsidiary for federal income tax purposes.


                                   ARTICLE XII

                                   TERMINATION

     12.1. OPTIONAL TERMINATION. Subject to the provisions of Section 12.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

     (i) By the mutual consent of HRT and the Company;

     (ii) By either party at any time after December 31, 1996, if, by that date, any of the conditions to that party's obligations to close contained herein shall not have been satisfied or waived;

     (iii) By either HRT or the Company, if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the accuracy of any of its representations and warranties contained herein; or

     (iv) By either HRT or the Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action shall have become final and non-appealable.

     (v) By HRT, if the Company has suffered any damage, destruction, or loss, whether or not covered by insurance, that materially and adversely affects the Property, business, or financial condition of the Company.

     (vi) By HRT pursuant to Sections 3.2 or 3.4 hereof.

     12.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder (other than the obligations set forth in Sections 3.2 and 13.1 which shall survive) shall terminate; provided, however, that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                              ARTICLE XIII

                              MISCELLANEOUS

     13.1. EXPENSES. HRT, Acquisition, Sub, and the Company will each bear its own costs and expenses incurred by it arising out of the Transaction Documents and the transactions contemplated thereby, including but not limited to all fees and expenses of its counsel and accountants.

     13.2. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by HRT, Acquisition Sub and the Company.

     13.3. MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Closing, to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof.

     13.4. ASSIGNMENT.

     (a) Neither this entire Agreement nor any right created by this Agreement shall be assignable by any party hereto without the prior written consent of the other, except by the laws of succession.

      (b) Except as limited by the provisions of (a) above, this Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties, as well as the parties.

      (c) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

     13.5. NOTICES. Except as otherwise provided in this Agreement, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be duly given if delivered in writing personally to the person to whom it is authorized to be given, or if sent by mail or overnight delivery service, telecopy, telex or telegraph, as follows:

     (a) In the case of HRT or Acquisition Sub, to:

         Healthcare Realty Trust Incorporated
         Attn: Roger O. West
         3310 West End Avenue, Fourth Floor
         Nashville, Tennessee  37203
         Telecopier No.:  (615) 269-8122

         with a copy to:

         Theodore W. Lenz
         Waller Lansden Dortch & Davis
         511 Union Street, Suite 2100
         Nashville, Tennessee  37219
         Telecopier No.:  (615) 244-6804

         with a copy to:

         Richard D. Bird
         Baker, Donelson, Bearman & Caldwell
         511 Union Street, Suite 1700
         Nashville, Tennessee  37219
         Telecopier No.:  (615) 726-0464

     (b) In the case of the Company, to:

         Lewis-Gale Building Corporation
         Attn: L. B. Brooks, FACMPE
         President and Chief Executive Officer
         1802 Braeburn Drive
         Salem, Virginia  24153
         Telecopier No.:  (540) 989-0879

         with a copy to:
         Bruce C. Stockburger, Esq.
         Gentry, Locke, Rakes & Moore
         10 Franklin Road, S.E.
         P.O. Box 1018
         Roanoke, Virginia  24005
         Telecopier No.:  (540) 983-9400

Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, by telecopy, telex or telegraph, or as of the date on which the same was deposited in the United States mail or overnight delivery service, charges prepaid or provided for, addressed and sent as aforesaid.

     13.6. HEADINGS. Section, Article, paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.7. ENTIRE AGREEMENT. This Agreement and the exhibits to this instrument contain the entire agreement between the parties with respect to the transaction contemplated by this Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

     13.8. SCHEDULES. All schedules, appendices and exhibits referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be disclosed only in connection with the specific representation to which they are explicitly referenced.

     13.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     13.10. PRESS RELEASES. No announcement to the press concerning this Agreement and the transactions contemplated by the Transaction Documents shall be made by HRT or the Company unless the same shall be approved in advance by HRT. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any information to any governmental body or agency.

     13.11. RISK OF LOSS. The Company shall bear all risks of ownership in respect of the Property, including all risk of condemnation, destruction, loss or damage due to fire, hazard, or other casualty, through the Closing.

     13.12. EFFECT OF PARTIAL INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal, or unenforceable provisions.

     13.13. CONTROLLING LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the Commonwealth of Virginia.


                                       HEALTHCARE REALTY TRUST INCORPORATED


                                       By:
                                       Name:
                                       Title:


                                       HRT OF ROANOKE, INC.


                                       By:
                                       Name:
                                       Title:


                                       LEWIS-GALE BUILDING CORPORATION


                                       By:
                                       Name:
                                       Title:



     As a material inducement to the execution of this Agreement by HRT and Acquisition Sub, Lewis-Gale Clinic, LLC, by its duly authorized representatives, hereby agrees to be bound by the provisions of Sections 5.6 and 9.2 of this Agreement.


                                       LEWIS-GALE CLINIC, LLC


                                       By:
                                       Name:
                                       Title:

                      AGREEMENT AND PLAN OF MERGER


                          TABLE OF CONTENTS



                                                                        PAGE

DEFINITIONS                                                                1


ARTICLE I
  1.1. The Merger..........................................................9
  1.2. The Closing.........................................................9
  1.3. The Surviving Corporation...........................................9
  1.4. Conversion of Shares...............................................10
  1.5. Tax Custody........................................................10
  1.6. Exchange of Stock Certificates.....................................10
  1.7. Dissenting Shares..................................................12
  1.8. Closing of Transfer Books..........................................12


ARTICLE II                                                                12
  2.1. General Statement..................................................12
  2.2. Organization and Standing of the Company...........................12
  2.3. Authorization of the Transaction...................................12
  2.4. Valid and Binding Agreement........................................13
  2.5. No Conflict........................................................13
  2.6. Required Consents..................................................13
  2.7. Capitalization.....................................................14
  2.8. No Violation or Default............................................14
  2.9. Financial Statements...............................................14
  2.10. Books and Records.................................................15
  2.11. Contracts; No Defaults............................................15
  2.12. The Property......................................................16
  2.13. Environmental.....................................................18
  2.14. Insurance.........................................................19
  2.15. Absence of Undisclosed Liabilities................................20
  2.16. Absence of Certain Changes........................................20
  2.17. Legal Proceedings, etc............................................22
  2.18. Intellectual Property.............................................22
  2.19. Taxes.............................................................22
  2.20. No Brokers or Finders.............................................22
  2.21. Employee Matters..................................................23
  2.22. Labor Matters.....................................................23
  2.23. Employee Benefit Plans; ERISA.....................................23
  2.24. Full Disclosure...................................................23


ARTICLE III                                                               23
  3.1. Documents to be Delivered..........................................23
  3.2. Review by HRT......................................................25
  3.3. Delivery of Additional Documents...................................25
  3.4. Review by HRT of Additional Documents..............................25
  3.5. Modification of Documents..........................................26

                                    (i)

ARTICLE IV                                                                26
  4.1. General Statement..................................................26
  4.2. Organization and Standing..........................................27
  4.3. Subsidiaries.......................................................27
  4.4. Authorization of the Transaction...................................27
  4.5. Valid and Binding Agreement........................................27
  4.6. Compliance with Law................................................27
  4.7. SEC Documents......................................................27
  4.8. Stock Exchange Listing.............................................28
  4.9. Status of HRT Merger Shares........................................28
  4.10. Brokers...........................................................28


ARTICLE V                                                                 28
  5.1. Conduct of Business in Its Ordinary Course.........................28
  5.2. Satisfy Conditions Precedent.......................................30
  5.3. Access to Information and Documents................................30
  5.4. Dissenters.........................................................30
  5.5. Earnings and Profits Analysis......................................30
  5.6. Taxes..............................................................31
  5.7. Negative Covenants.................................................31


ARTICLE VI                                                                32
  6.1. Conduct of Business in Its Ordinary Course.........................32
  6.2. Satisfy Conditions Precedent.......................................32


ARTICLE VII                                                               32
  7.1. Conditions Precedent to Closing....................................32
  7.2. Truth  of  Representations  and  Warranties  and  Compliance with
       Covenants..........................................................32
  7.3. Registration Statement.............................................33
  7.4. No Restrictions....................................................33
  7.5. Tax Opinion........................................................33
  7.6. Opinion from Counsel to HRT........................................33
  7.7. Stockholder Approval...............................................33
  7.8. Lender Consent.....................................................33
  7.9. Lease and Guaranty Agreement Effective.............................34


ARTICLE VIII                                                              34
  8.1. Conditions Precedent to Closing....................................34
  8.2. Truth of Representations and Warranties and Compliance with
  Covenants...............................................................34
  8.3. Stockholder Approval...............................................34
  8.4. Registration Statement Effective...................................34
  8.5. Lease and Guaranty Agreement Effective.............................34
  8.6. Acceptability of Papers and Proceedings............................35
  8.7. Opinion from Counsel to the Company................................35
  8.8. Title Insurance Policies and Confirmation..........................35
  8.9. Resignations of Officers and Directors.............................35
  8.10. Agreement of Affiliates...........................................35
  8.11. No Restrictions...................................................35
  8.12. No Material Changes to Property...................................35
  8.13. Earnings and Profits..............................................37
  8.14. Lender Consent....................................................37

                                   (ii)

ARTICLE IX                                                                37
  9.1. Nature and Survival of Representations and Warranties..............37
  9.2. Indemnification....................................................37


ARTICLE X                                                                 39
  10.1. Registration Statement............................................39
  10.2. Information Supplied..............................................40
  10.3. Stockholder Meeting...............................................40


ARTICLE XI                                                                40
  11.1. Reorganization....................................................40
  11.2. Election..........................................................40
  11.3. Actions Following Closing.........................................40
  11.4. Real Estate Investment Trust......................................41


ARTICLE XII                                                               41
  12.1. Optional Termination..............................................41
  12.2. Effect of Termination.............................................42
ARTICLE XIII                                                              42
  13.1. Expenses..........................................................42
  13.2. Amendment.........................................................42
  13.3. Modifications, Amendments and Waivers.............................42
  13.4. Assignment........................................................42
  13.5. Notices...........................................................43
  13.6. Headings..........................................................44
  13.7. Entire Agreement..................................................44
  13.8. Schedules.........................................................44
  13.9. Counterparts......................................................44
  13.10. Press Releases...................................................44
  13.11. Risk of Loss.....................................................44
  13.12. Effect of Partial Invalidity.....................................44
  13.13. Controlling Law..................................................45

                                  (iii)
EXHIBITS:

  A - Articles of Merger
  B - Value of the Company
  C - Description of the Property
  D - Custody Agreement
  E - Affiliate Letter
  F - Agreed Rents
                                   (iv)